FOR IMMEDIATE RELEASE March 2, 2026 WaFd Bank Appoints Erin Hill to its Board of Directors SEATTLE, WASHINGTON - WaFd, Inc. (Nasdaq: WAFD) (the “Company”), the parent company of WaFd Bank, announced the appointment of Erin Hill to its Board of Directors. Ms. Hill brings more than three decades of executive leadership experience in financial services, corporate governance, audit, and risk management to the Board. Ms. Hill currently serves as the Executive Director of the Financial Accounting Foundation, the parent of the Financial Accounting Standards Board (“FASB”) and the Governmental Accounting Standards Board (“GASB”), which together establish financial accounting and reporting standards—known as Generally Accepted Accounting Principles, or GAAP—for public and private companies, not-for-profit organizations, and state and local governments in the United States. Previously, Ms. Hill served as the Chief Administrative Officer at BNY Mellon, the world’s largest custodian bank that is responsible for safeguarding over $40 trillion in assets globally. Prior to BNY Mellon, Ms. Hill served as the Head of Consumer Banking and Wealth Management at JP Morgan Chase & Co., leading more than 50,000 bankers and financial advisors at over 5,500 branches throughout the United States. While at JP Morgan, Ms. Hill also served as Chief Financial Officer of its private equity business and Chief Operating Officer of its legal and compliance functions. Prior to JP Morgan, Ms. Hill was an attorney in the corporate department at Wachtell, Lipton, Rosen & Katz, specializing in mergers and acquisition transactions and providing corporate governance advice to Fortune 100 companies. Ms. Hill began her career as an auditor at Arthur Andersen. Ms. Hill is a member of the Board of Governors of Junior Achievement Worldwide, a global nonprofit organization dedicated to empowering youth through hands-on learning in entrepreneurship, work readiness, and financial health. Ms. Hill recently served on the Defense Business Board of the U.S. Department of Defense, advising the Secretary of Defense on financial management and operational efficiency issues. She also served as a Board Member of JPMorgan Securities LLC, a registered broker-dealer subsidiary of JPMorgan Chase & Co. “WaFd Bank has built a strong foundation rooted in trust, long-term performance, and community impact,” said Hill. “WaFd’s commitment to its customers, communities, and employees strongly resonates with my own personal values and I’m excited to join the Board of Directors and provide new perspective and momentum as the bank continues to evolve and grow.”

“We are pleased to welcome Erin Hill to our Board of Directors,” said Brent Beardall, President and Chief Executive Officer of WaFd Bank. “Erin’s deep expertise in finance, audit, and governance, together with her proven ability to lead large global teams and advise corporate boards and executive teams, will make her an invaluable addition to our Board as we continue to execute on WaFd’s strategic priorities.” Ms. Hill’s impressive educational achievements include a Juris Doctor from Columbia University School of Law, an M.B.A. from Columbia Business School, and a B.S. in Accounting from Fordham University, where she graduated magna cum laude. Ms. Hill is a Certified Public Accountant and a member of the National Association of Corporate Directors, American Bar Association, and the American Institute of Certified Public Accountants. # # # About WaFd Bank WaFd Bank is a full-service commercial bank headquartered in Seattle, Washington, and traded on the NASDAQ as WAFD. Established in 1917, WaFd Bank has more than 200 branches across nine western states (Washington, California, Oregon, Idaho, Nevada, Utah, Arizona, New Mexico, and Texas). The bank provides comprehensive banking, lending, and digital financial services to individuals and businesses and is nationally recognized for its commitment to strong relationships, sound business practices, and community engagement. For more information, please visit www.wafdbank.com. Contact: Brad Goode, Chief Marketing & Communications Officer WaFd Bank 425 Pike Street, Seattle, WA 98101 206-626-8178 Brad.Goode@wafd.com